Exhibit 2.1

SETTLEMENT AND RELEASE AGREEMENT

          This SETTLEMENT AND RELEASE AGREEMENT, dated September 25, 2008 (this “Agreement”), by and among Leatt Corporation, a Nevada corporation (the “Company”), Christopher J. Leatt, an individual (“Leatt”) and J.P. DeVilliers, an individual (“JP” and together with Leatt, the “Principals”). Each of Leatt, JP and the Company is referred to herein as a “Party” and collectively, as the “Parties.” BACKGROUND

          A.      Pursuant to a certain asset purchase agreement (the “Original Agreement”), dated on or about June 17, 2005, among the Company and the Principals, the Company agreed to issue and deliver to the Principals, an aggregate of 25,000,000 shares of the Company’s common stock, par value $0.001 (the “Common Stock”) and 24,000,000 shares of the Company’s preferred stock, which was to be divided between Leatt and JP, as described below. The Company was obligated to issue to Leatt, 20,000,000 shares Common Stock, 9,600,000 shares to be designated as Series A Control Preferred Stock (the “Series A Stock”) and 9,600,000 shares to be designated as Series B Participating Preferred Stock (the “Series B Stock” and together with the Series A Stock, the “Preferred Stock”), in exchange for permanent and exclusive use of certain patents and rights held by Leatt in connection with his Leatt Brace™ product. The Company also agreed to issue and deliver to JP, 5,000,000 shares of Common Stock, 2,400,000 shares of Series A Preferred Stock and 2,400,000 shares of Series B Preferred Stock, in exchange for his services in connection with the general management and operation of the Company. Special rights and preferences were meant to be associated with the Preferred Stock that were issued to the Principals, including but not limited to certain distribution rights, liquidation rights and voting rights.

          C.      The Company issued and delivered the Common Stock to the Principals in accordance with the Original Agreement, but the Company could not fulfill its obligation (the “Obligation”) to issue and deliver the Preferred Stock due to a deficiency in its Articles of Incorporation, as amended (the “Articles”). Although the Articles authorized the issuance of preferred stock, the Articles neither set special designations for the preferred stock, nor authorized the Company’s Board of Directors to designate such preferences, as required by Nevada law. As a result, the Company cannot issue the Preferred Stock as contemplated by the Original Agreement without first amending the Articles, to either set special designations for the preferred stock, or authorize the Company’s Board of Directors to designate preferences for the Company’s Preferred Stock.

          D.      The Company intends to fulfill its Obligation to the Principals by taking the actions described in this Agreement, including the issuance to the Principals of the securities described in this Agreement. In consideration thereof, the Principals will release the Company from all claims, grievances and causes of action of any kind or nature arising out of or related to the failure of the Company to satisfy the Obligation.

COVENANTS AND TERMS OF SETTLEMENT

          NOW, THEREFORE, in consideration of the mutual promises, representations, warranties and covenants contained herein, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

          1.      FULFILLMENT OF THE OBLIGATION. In consideration for the execution and delivery of this Agreement, the Company shall fulfill and discharge the Obligation as follows:

                    (a)      The Company shall promptly, and in any event within ten (10) Business Days hereof, issue and deliver 16,800,000 shares of restricted Common Stock to Leatt and 4,200,000 shares of restricted Common Stock to JP. When used herein, a “Business Day” means any day other than Saturday, Sunday or a day on which banking institutions in Cape Town, South Africa are required or authorized by law to be closed.

                    (b)      The Company shall promptly amend and restate the Articles (the “Amendment”) to either set special designations for the Company’s preferred stock, or authorize the Company’s Board of Directors to designate preferences for the Company’s preferred stock, and shall promptly file such Amendment with the Secretary of State for the State of Nevada (the “Nevada Secretary of State”).

                    (c)      Within two (2) Business Days following the filing of the Amendment, the Company shall establish a series of preferred stock, $0.001 par value per share that shall be designated as “Series A Voting Convertible Preferred Stock” (the “Series A Preferred Stock”) and shall file with the Nevada Secretary of State, a certificate of designation setting the preferences, rights, qualifications and limitations for such Series A Stock Preferred Stock (the “Certificate of Designation”), in the form of Exhibit A, hereto.

                    (d)      Within fifteen (15) Business Days following the effective date of the Amendment (the “Effective Date”), the Company will issue 2,400,000 shares of the Series A Preferred Stock to Leatt and 600,000 shares of the Series A Preferred Stock to JP.

          2.      RELEASE BY THE PRINCIPALS. In exchange for the fulfillment and discharge of the Obligation provided for herein, each of the Principals on behalf of himself, his affiliates, agents, employees, assigns, representatives, heirs, and any person or entity that claims any right or interest through or on behalf of any of the foregoing (each a “Releasor”) hereby releases, forgives and forever discharges the Company and its subsidiaries, affiliates, successors, predecessors, or agents, and their present or former employees, officers, directors, attorneys and other agents (collectively, the “Releasees”) from any and all liabilities, obligations, claims, actions, covenants, contracts, agreements, promises, damages and demands whatsoever, whether known or unknown, suspected or unsuspected, matured or unmatured, both at law (including federal and state securities laws) and in equity, which each Releasor now has or has ever had against the Company or any Releasees arising contemporaneously with or prior to the date of this Agreement on account of, arising out of, or in any way related to the Obligation, or any other matter relating thereto; provided, however, and notwithstanding the foregoing release and to the extent allowed by applicable laws and regulations, Leatt and JP, whether jointly or individually, shall be entitled to counterclaim or cross claim against, or by impleader, joinder or similar pleading make a third party defendant of, any Releasees in any legal proceeding, administrative proceeding, arbitration proceeding or other legal proceeding that is brought or commenced by a Company securityholder or third party and is, in whole or in part, based upon, resulting from or asserting a cause of action arising from: (a) the issuance of Series A Preferred Stock and/or issuance of any other securities of the Company contemplated herein or made under this Agreement, or (b) this Agreement or (c) any related transactions or agreement (any such pleading and/or action in any of the aforesaid proceedings and any such proceeding shall hereinafter be referred to collectively as an “Excepted Action”). Neither the release in this Section 2 nor any other provision of this Agreement shall prohibit, bar, hinder or serve as a defense to the right of Leatt and/or JP to file such counterclaim, cross claim, impleader or joinder and to pursue and receive the benefit of all available remedies under such pleadings or actions. For the consideration and mutual promises specified herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, each of the Principals agrees for himself and anyone claiming for or

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through him or any third party, to waive, release, promise and agree not to bring or pursue any judicial, quasi-judicial or administrative action against any Releasee for any reason whatsoever arising out of any claim released by this Agreement, expressly excluding any Excepted Action. Each of the Principals further acknowledges and agrees that he has not already filed or otherwise commenced any such action and that he has not assigned, sold or given any of the rights he is releasing to any person or entity. No breach of this Agreement shall be covered by the foregoing release.

          3.      REPRESENTATIONS AND WARRANTIES.

                    (a)      Representations and Warranties of the Principals. Each of the Principals hereby represents and warrants that he has the requisite capacity to enter into this Agreement and to carry out his obligations hereunder and that all the statements made by him in this Agreement are true and accurate. This Agreement has been duly executed and delivered by such Principal and constitutes a valid and binding obligation of such Principal enforceable in accordance with its terms and conditions.

                    (b)      Representations and Warranties of the Company. The Company represents and warrants that it has the requisite power to enter into this Agreement and to carry out its obligations hereunder and that the terms of this Agreement have been fully disclosed to the Board of Directors (or similar authority) of the Company, and that the requisite approvals have been obtained, prior to its execution. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms and conditions.

          4.      MISCELLANEOUS.

                    (a)      Entire Agreement. This Agreement together with the exhibits and schedules hereto, if any, constitute the entire agreement among the Parties and supersede any and all prior agreements, discussions, representations and warranties among the Parties with respect to the Obligation and any other matters set forth herein. The Parties have not relied upon any statements or representations made by any Party outside the content of this Agreement.

                    (b)      Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective only: (a) when delivered, if delivered by hand; (b) upon receipt, if transmitted by a nationally-recognized overnight courier service; (c) when sent by electronic transmission, if sent by electronic transmission which is confirmed; or (d) upon receipt if mailed by registered or certified mail (return receipt requested); provided, however, that if a communication hereunder is delivered on an non-Business Day, then such communication shall be deemed given on the next Business Day. The address for such notices and communications shall be the address set forth for each Party in the signature page hereof.

                    (c)      Governing Law. This Agreement shall be governed by and enforceable in accordance with the laws of the State of Nevada, without giving effect to the conflict of law principals thereof.

                    (d)      Waiver Of Jury Trial. EACH PARTY EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

                    (e)      Severability. If any provision of this Agreement is determined to be unlawful or otherwise unenforceable, the remaining provisions of this Agreement shall nevertheless continue in full force and effect.

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                    (f)      Assignment; Successors; No Third Party Rights. No Party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other Parties hereto. This Agreement is binding upon the Parties and their respective successors, heirs, legal representatives and permitted assigns. Nothing expressed or referred to in this Agreement will be construed to give any person other than the Parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this paragraph.

                    (g)      Construction. This Agreement shall not be construed against the Party preparing it, but shall be construed as if the Parties collectively prepared it and any uncertainty or ambiguity shall not be interpreted against any Party.

                    (h)      Modifications; Waiver. This Agreement may not be modified orally. No breach of any provision hereof may be waived unless in writing. Waiver of any breach shall not be deemed to be a waiver of any other breach of the same or of any other provision hereof. All modifications to this Agreement must be in writing and signed by the Parties to be charged.

                    (i)      Counterparts; Facsimile Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one agreement. Facsimile execution and delivery of this Agreement shall be legal, valid and binding for all purposes.

                    (j)      Advice of Counsel. Each Party to this Agreement has had the opportunity to discuss and consult with legal counsel during the preparation of this Agreement, has taken full cognizance of, and understands the terms and conditions set forth herein, and voluntarily enters into this Agreement only after such consultation and evaluation.

                    (k)      Additional Action. Each Party shall, upon request of the other Parties, from time to time, execute and deliver promptly to such other Party or Parties all instruments and documents of further assurances or otherwise and will do any and all such acts and things as may be reasonably required to carry out the obligations of such Party hereunder and to effectuate the settlement and release contemplated hereby.

                    (l)      Insurance Coverage. Nothing expressed or referred to in this Agreement will be construed to mean that any of the Principals has waived his right to be covered under the Company’s Directors and Officers Insurance Policy, in connection with his role as a director or officer of the Company.

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Sep 26 08 09:06a Goedemoed Boerdery 0236142312 p.1

IN WITNESS WHEREOF, the Parties have executed this Settlement and Release Agreement as of the date first above written.

Company:

LEATT CORPORATION

By: ______________________
Jeff J. Guzy
President

Address:
Leatt Corporation
Unit 1, Kyalami Plaza,
Kyalami Drive, Killarney Gardens,
Cape Town, 7441, South Africa

Principals:

By: ______________________
Christopher J. Leatt

Address:
c/o Leatt Corporation
Unit 1, Kyalami Plaza,
Kyalami Drive, Killarney Gardens,
Cape Town, 7441, South Africa

By: ______________________
Jean-Pierre DeVilliers

Address:
c/o Leatt Corporation
Unit 1, Kyalami Plaza,
Kyalami Drive, Killarney Gardens,
Cape Town, 7441, South Africa

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DC [illegible]

EXHIBIT A

Certificate of Designations
(See Attached)

CERTIFICATE OF DESIGNATION OF
SERIES A VOTING CONVERTIBLE PREFERRED STOCK

SETTING FORTH THE PREFERENCES,
RIGHTS, QUALIFICATIONS AND LIMITATIONS OF SUCH SERIES OF PREFERRED STOCK

          Pursuant to the laws of the State of Nevada, Leatt Corporation, a Nevada corporation (the “Corporation”), does hereby certify that:

          Pursuant to the authority conferred upon the Board of Directors of the Corporation (the “Board”) by the Amended and Restated Articles of Incorporation of the Corporation (the “Restated Articles”), the Board of Directors of the Corporation on August 29, 2008, adopted the following resolution creating a series of preferred stock designated as Series A Voting Convertible Preferred Stock, and such resolution is in full force and effect on the date hereof:

                    RESOLVED, that, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Restated Articles as of its effective date (the “Effective Date”), the Board hereby creates, from the authorized but unissued shares of the preferred stock, par value $0.001 per share, of the Corporation, effective as of the Effective Date, a series of preferred stock consisting of 3,000,000 shares and having voting powers, designations, preferences and relative, participating, optional or other rights and the qualifications, limitations and restrictions as follows:

Terms of Preferred Stock

1.      Designation, Amount and Par Value

          There is hereby authorized and established a series of preferred stock, $0.001 par value per share, that shall be designated as “Series A Voting Convertible Preferred Stock” (the “Series A Preferred Stock”), and the number of shares constituting such series shall be 3,000,000. Such number of shares may be increased or decreased, but not to a number less than the number of shares of Series A Preferred Stock then issued and outstanding, by resolution adopted by the full Board of Directors (the “Board”) of Leatt Corporation (the “Corporation”). On the date that the first share of Series A Preferred Stock is issued (the “Original Issue Date”), the price per share of the Series A Preferred Stock (the “Series A Original Issue Price”), shall initially be equal to $0.001 per share, subject to adjustment from time to time pursuant to the terms hereof.

2.      Dividends; Rank

          The Series A Preferred Stock shall not be entitled to receive any dividends and, with respect to rights on liquidation, winding up and dissolution, shall rank (a) on a parity with any other series of Preferred Stock hereafter established by the Board, and (b) prior to the common stock, par value $0.001 per share of the Corporation (the “Common Stock”).

3.      Liquidation Preference

          3.1      Upon the occurrence of a Liquidation Event (as defined below), the holders of shares of Series A Preferred Stock then outstanding (each a “Holder” and together the “Holders”) shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, an amount per share (the “Liquidation Preference”) equal to [the Series A Original Issue Price, as may be adjusted from time].

          3.2      If, upon the occurrence of a Liquidation Event, the assets and funds of the Corporation legally available for distribution to stockholders by reason of their ownership of stock of the Corporation shall be insufficient to permit the payment to Holders of the full aforementioned Liquidation Preference, then the entire assets and funds of the Corporation legally available for distribution to stockholders by reason of their ownership of stock of the Corporation shall be distributed ratably among the Holders and the holders of the Common Stock.

          3.3      For purposes of this Section 4, a “Liquidation Event” is any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary.

4.      Voting Rights

          Except as otherwise required by law, each Holder shall be entitled to one hundred (100) votes for each one (1) share of Series A Preferred Stock held at the record date for determination of the stockholders entitled to vote, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as required by law or as otherwise set forth herein, all shares of Series A Preferred Stock and all shares of Common Stock shall vote together as a single class. Fractional votes by the Holders shall not, however, be permitted, and any fractional voting rights shall (after aggregating all shares into which shares of Series A Preferred Stock held by each Holder could be converted) be rounded up to the nearest whole number.

5.      Conversion Rights

          5.1      Each share of Series A Preferred Stock shall be initially convertible into one (1) share of Common Stock (each, a “Conversion Share”), at any time and from time to time on or after its issuance. A Holder shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”) as fully and originally executed by such Holder, together with the delivery by the Holder to the Corporation of the stock certificate(s) representing the number of shares of Series A Preferred Stock to be converted, with such stock certificates being duly endorsed in full for transfer to the Corporation or with an applicable stock power duly executed by the Holder in the manner and form as deemed reasonable by the Corporation’s transfer agent for the Common Stock. Each Notice of Conversion shall specify the number of shares of Series A Preferred Stock to be converted, the number of shares of Series A Preferred Stock owned prior to the conversion at issue, the number of shares of Series A Preferred Stock owned subsequent to the conversion at issue, the stock certificate number and the shares of Series A Preferred Stock represented thereby which are accompanying the Notice of Conversion, and the date on which such conversion is to be effected, which date may not be prior to two business days following the date that the Holder mails such Notice of Conversion and the applicable stock certificates to the Corporation by overnight delivery service (the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the business day immediately following the date that such Notice of Conversion and applicable stock certificates are received by the Corporation. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. Shares of Series A Preferred Stock converted into Common Stock in accordance with the terms hereof shall be canceled and may not be reissued.

          5.2      Subject to Section 5.1, all of the outstanding shares of Series A Preferred Stock shall be automatically converted into Conversion Shares upon the close of business on the business day immediately preceding the date fixed for consummation of any transaction resulting in a Change in Control of the Corporation. A “Change in Control” means a consolidation or merger of the Corporation with or into another company or entity in which the Corporation is not the surviving entity or the sale of all or substantially all of the assets of the Corporation to another company or entity not controlled by the then existing stockholders of the Corporation in a transaction or series of transactions. The Corporation shall not be obligated to issue certificates evidencing the Conversion Shares unless certificates evidencing the shares of Series A Preferred Stock so converted are either delivered to the Corporation or its transfer agent or the Holder notifies the Corporation or its transfer agent in writing that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. Upon the conversion of the shares of Series A Preferred Stock pursuant to this Section 5.2, the Corporation shall promptly send written notice thereof, by hand delivery or by overnight delivery, to the Holders at their addresses then shown on the records of the Corporation, which notice shall state that certificates evidencing shares of Series A Preferred Stock must be surrendered at the office of the Corporation (or of its transfer agent for the Common Stock, if applicable).

          5.3      The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of the Series A Preferred Stock, each as herein provided, free from preemptive rights or any other actual or contingent purchase rights of persons other than the Holders, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Corporation as to reservation of such shares set forth in the Purchase Agreements) be issuable upon the conversion of all outstanding shares of Series A Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable. The Corporation shall immediately, in accordance with the laws of the State of Nevada, increase the authorized amount of its Common Stock if, at any time, the authorized amount of its Common Stock, remaining unissued shall not be sufficient to permit the conversion of all shares of Series A Preferred Stock.

          5.4      No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share. The number of shares issuable upon conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock a Holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

          5.5      The issuance of certificates for shares of Common Stock upon the conversion of shares of Series A Preferred Stock shall be made without charge to the converting Holders for such certificates. The issuance of certificates for shares of the Common Stock on conversion of the Series A Preferred Stock shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Series A Preferred Stock so converted and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

6.      Adjustments

          If the Company, at any time while shares of Series A Preferred Stock are outstanding: (1) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (2) subdivides outstanding shares of Common Stock into a larger number of shares, or (3) combines outstanding shares of Common Stock into a smaller number of shares, then the number of Conversion Shares shall be increased (in the case of clauses (1) and (2)), or decreased (in the case of clause (3)), at a ratio obtained by multiplying the number of original Conversion Shares by a fraction of which the numerator shall be the number of shares of Common Stock issued and outstanding immediately before such event and the denominator shall be the number of shares of Common Stock issued and outstanding immediately after such event. Any adjustment made pursuant to clause (1) of this paragraph shall become effective upon the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (2) or (3) of this paragraph shall become effective upon the effective date of such subdivision or combination.

7.      Redemption

          7.1      The Series A Preferred Stock may be redeemed, in whole or in part, by the Corporation at a purchase price equal [the Series A Original Issue Price] at any time following the first to occur of (a) the date that the Patent and Royalty License Agreement, as amended (the “Licensing Agreement”), dated March 1, 2006, between Leatt Brace Holdings (Pty) Ltd., a South African company (the “Leatt Holdings”) and the Corporation is terminated for any reason, or (b) the date that any shares of Series A Preferred Stock are transferred in violation of Section 8 hereof. The Corporation shall provide written notice of redemption to the Holders at least ten (10) Business Days prior to the date set for such redemption. The Holders shall have the right to convert their Series A Preferred Stock to Common Stock at any time prior to the date set for such redemption.

          7.2      In order to redeem any shares of Series A Preferred Stock in accordance with Section 7.1 hereof the Corporation shall deliver a notice of redemption to the Holder along with payment of the aggregate redemption amount to the address of such Holder as noted in the record books of the Corporation. Upon delivery of such notice along with such required payment, the outstanding shares of Series A Preferred Stock shall be effectively redeemed.

8.      Transfer

The Series A Preferred Stock and the Common Stock issuable upon conversion thereof may not be transferred, sold, pledged, hypothecated, encumbered or otherwise disposed of by the Holder, except in connection with a change of control made with the approval of the board of directors, or a transfer to a trust or family limited liability company created solely for estate planning and solely for the benefit of immediate family members (as defined under Nevada law, including common law); and the terms hereof shall be binding upon any such transferee or transferees.

9.      Miscellaneous

          9.1      Any and all notices or other communications or deliveries to be provided by the Holders hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service, addressed to the Corporation, at its principal address. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing in the records of the Corporation, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given when received, and any notice by telecopier shall be effective if confirmation of receipt is given by the party to whom the notice is transmitted.

          9.2      If a Holder’s Series A Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series A Preferred Stock so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership thereof, and indemnity, if requested, all reasonably satisfactory to the Corporation.

          9.3      This Certificate constitutes an agreement between the Corporation and the Holders. For as long as any shares of the Series A Preferred Stock shall remain outstanding, the terms hereof may be amended, modified, repealed or waived only by the affirmative vote or written consent of holders of a majority of the then outstanding shares of Series A Preferred Stock, voting together as a class and series.

          IN WITNESS WHEREOF, Leatt Corporation, through its designated officer, has caused this Certificate to be duly executed in its corporate name as of August 29, 2008.

LEATT CORPORATION
A Nevada corporation

By: _________________________________
Jeffrey J. Guzy
President

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT
SHARES OF SERIES A VOTING CONVERTIBLE PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of Series A Voting Convertible Preferred Stock (the “Series A Preferred Stock”) indicated below, into shares of common stock, par value $0.001 per share (the “Common Stock”), of LEATT CORPORATION, a Nevada corporation (the “Company”), according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion Calculations:

Date to Effect Conversion: __________________________________________________________________

Number of shares of Common Stock owned prior to Conversion: ______________________________________

Number of shares of Series A Preferred Stock to be Converted: _______________________________________

Value of shares of Series A Preferred Stock to be Converted: _________________________________________

Number of shares of Common Stock to be Issued: _________________________________________________

Certificate Number of Series A Preferred Stock attached hereto: _______________________________________

Number of Shares of Series A Preferred Stock represented by attached certificate: _________________________

Number of shares of Series A Preferred Stock subsequent to Conversion: _______________________________

[HOLDER]

By:_____________________________
      Name: ________________________